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                                                                   EXHIBIT 10.28

                            REEBOK INTERNATIONAL LTD.


                           CHANGE OF CONTROL AGREEMENT
                           ---------------------------


      AGREEMENT, made this 1st day of January, 1997 by and between Robert Meers ("Executive") and Reebok International Ltd. (the "Company"),

                                 WITNESSETH

      WHEREAS, the Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its shareholders for the Company to agree to provide benefits under circumstances described below to Executive; and

      WHEREAS, the Board recognizes that the possibility of a change of control of the Company, followed by a termination of the Executive's employment or a reduction in his responsibility or compensation, is unsettling to the Executive and wishes to make arrangements at this time to help assure his continuing dedication to his duties to the Company and its shareholders, notwithstanding any attempts by outside parties to gain control of the Company; and

      WHEREAS, the Board believes it important, should the Company receive proposals from outside parties, to enable the Executive, without being distracted by the uncertainties of his own employment situation, to perform his regular duties,

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

1. In the event that any individual, corporation, partnership, company, or other entity (a "Person"), which term shall include a "group" (within the meaning of section 13(d) of the Securities Exchange Act of 1934 (the "Act")), begins a tender or exchange offer, circulates a proxy to the Company's shareholders, or takes other steps to effect a "Change of Control" (as defined in paragraph 3 below), Executive agrees that he will not voluntarily leave the employ of the Company and will render the services contemplated in the recitals to this Agreement until such Person has terminated the efforts to effect a Change of Control or until a Change of Control has occurred.

2. If, within 12 months following a Change of Control, Executive's employment with the Company terminates (i) on an involuntary basis, other than as a result of the death, total disability or retirement of the Executive at or after his normal retirement date and other than for "Cause" (as defined in para-


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graph 4 below), or (ii) on a voluntary basis following any downgrading of
Executive's responsibilities or compensation or removal of or reduction in title from that in effect immediately preceding the Change in Control, then, subject to Executive's willingness to remain in the employ of the Company or its successor for at least six months after the Change of Control to assist in the transition and further subject to Section 5 below:


      a. the Company will pay to Executive within 30 days of such termination of employment a lump-sum cash payment equal to 400% of the aggregate of his current annual base salary and his cash bonus for the most recent calendar year ended before the Change of Control; and

      b. all of Executive's outstanding stock options, restricted shares and other similar incentive interests and rights will become immediately and fully vested and exercisable; and

      c. Executive, together with his dependents, will continue following such termination of employment to participate fully, at no cost to him or them, in all accident and health plans maintained or sponsored by the Company immediately prior to the Change of Control, or receive substantially the equivalent coverage (or the full value thereof in cash) from the Company, until the first anniversary of such termination; and

      d. the Company will promptly reimburse Executive for any and all legal fees and expenses incurred by him as a result of such termination of employment, including without limitation all fees and expenses incurred to enforce the provisions of this Agreement.

3. A Change of Control will occur for purposes of this Agreement if (i) any Person who does not currently own directly or indirectly 5% or more of the combined voting power of the Company's outstanding securities becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act) of securities of the Company representing more than 30% (or, if higher, the aggregate percentage of the combined voting power of the Company's then-outstanding securities held by or for the benefit of Paul Fireman and his family) of the combined voting power of the Company's then-outstanding securities, (ii) there is a change of control of the Company of a kind which would be required to be reported under Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Act (or a similar item in a similar schedule or form), whether or not the Company is then subject to such reporting requirement, (iii) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter, or
(iv) individuals who,



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at the date hereof, constitute the Board (the "Continuing Directors") cease for any reason to constitute a majority thereof, PROVIDED, HOWEVER, that any director who is not in office at the date hereof but whose election by the Board or whose nomination for election by the Company's shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the date hereof or whose election or nomination for election was previously so approved shall be deemed to be a Continuing Director for purposes of this Agreement.

      Notwithstanding the foregoing provisions of this paragraph 3, a "Change of Control" will not be deemed to have occurred if the initiation of any of the events described in the preceding paragraph is by or with the concurrence of the Company (acting by its Continuing Directors), nor shall a Change of Control be deemed to have occurred solely because of (i) the acquisition of securities of the Company (or any reporting requirement under the Act relating thereto) by an employment benefit plan maintained by the Company for its employees or (ii)

the occurrence of a leveraged buy-out or recapitalization of the Company in which Executive participates as an equity investor.

4. "Cause" means only: commission of a felony by the Executive or conviction of the Executive for a crime involving moral turpitude.

5.    a.    Notwithstanding any other provision of this Agreement, and except as provided in subparagraph (b) below, the payments or benefits to which Executive will be entitled under this Agreement will be reduced to the extent necessary so that Executive will not be liable for the federal excise tax levied on certain "excess parachute payments" under section 4999 of the Internal Revenue Code of 1986, as amended (the "Code").

      b.    The limitation of subparagraph (a) will not apply if:

            i. the difference between (i) the present value of all payments to which Executive is entitled under this Agreement determined without regard to subparagraph (a) above, less (ii) the present value of all federal, state and other income and excise taxes for which Executive is liable as a result of such payments; exceeds

            ii. the difference between (i) the present value of all payments to which Executive is entitled under this Agreement calculated as if the limitation of subparagraph (a) above applies, less (ii) the present value of all federal, state and other income and excise taxes for which Executive is liable as a result of such reduced payments.



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Present values will be determined using the interest rate specified in section
280G of the Code and will be the present values as of the date specified in such section 280G and the regulations thereunder.

      c. Whether payments to the Executive are to be reduced pursuant to subparagraph (a) above, and the extent to which they are to be so reduced, will be determined by the Executive whose determination shall be final and binding upon the Company. Executive may, at the expense of the Company, hire an accounting firm, law firm or employment consulting firm selected by Executive to assist him in such determination.

      d. If a reduction is made pursuant to subparagraph (a) above, Executive will have the right to determine which payments and benefits will be reduced.

6. If the Company is at any time before or after a Change of Control merged or consolidated into or with any other corporation or other entity (whether or not the Company is the surviving entity), or if substantially all of the assets thereof are transferred to another corporation or other entity, the provisions of this Agreement will be binding upon and inure to the benefit of the corporation or other entity resulting from such merger or consolidation or the acquirer of such assets, and this paragraph 6 will apply in the event of any subsequent merger or consolidation or transfer of assets.

      In the event of any merger, consolidation, or sale of assets described above, nothing contained in this Agreement will detract from or otherwise limit Executive's right to participate or privilege of participation in any stock option or purchase plan or any bonus, profit sharing, pension, group insurance, hospitalization, or other incentive or benefit plan or arrangement which may be or become applicable to executives of the corporation resulting from such merger or consolidation or the corporation acquiring such assets of the Company.

      In the event of any merger, consolidation or sale of assets described above, references to the Company in this Agreement shall unless the context suggests otherwise be deemed to include the entity resulting from such merger or consolidation or the acquirer of such assets of the Company.

7. All payments required to be made by the Company hereunder to Executive or his dependents, beneficiaries, or estate will be subject to the withholding of such amounts relating to tax and/or other payroll deductions as may be required by law.

8. There shall be no requirement on the part of the Executive to seek other employment or otherwise mitigate damages in order to be entitled to the full amount of any payments and benefits to which Executive is entitled under this Agreement, and the amount of such



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payments and benefits shall not be reduced by any compensation or benefits received by Executive from other employment.

9. Nothing contained in this Agreement shall be construed as a contract of employment between the Company and the Executive, or as a right of the Executive to continue in the employ of the Company, or as a limitation of the right of the Company to discharge the Executive with or without Cause; the Executive may, subject to the terms and conditions of this Agreement, have the right to receive upon termination of his employment the payments and benefits provided in this Agreement and shall not be deemed to have waived any rights he may have either at law or in equity in respect of such discharge.

10. No amendment, change, or modification of this Agreement may be made except in writing, signed by both parties.

      Payments made by the Company pursuant to this Agreement shall be in lieu of severance payments, if any, which might otherwise be available to Executive.

      The provisions of this Agreement shall be binding upon and shall inure to the benefit of Executive, his executors, administrators, legal representatives and assigns, and the Company and its successors.

      The validity, interpretation, and effect of this Agreement shall be governed by the laws of The Commonwealth of Massachusetts.

      The Company shall have no right of set-off or counterclaims, in respect of any claim, debt, or obligation, against any payments to Executive, his dependents, beneficiaries or estate provided for in this Agreement.



      The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

      No right or interest to or in any payments or benefits hereunder shall be assignable by the Executive; provided, however, that this provision shall not preclude him from designating one or more beneficiaries to receive any amount that may be payable after his death and shall not preclude the legal representative of his estate from assigning any right hereunder to the person or persons entitled thereto under his will or, in the case of intestacy, to the person or persons entitled thereto under the laws of intestacy applicable to his estate. The term "beneficiaries" as used in this Agreement shall mean a beneficiary or beneficiaries so designated to receive any such amount, or if no beneficiary has


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been so designated, the legal representative of the Executive's estate.

      No right, benefit, or interest hereunder, shall be subject to anticipation, alienation, sale, assignment, encumbrance, charge, pledge, hypothecation, or set-off in respect of any claim, debt, or obligation, or to execution, attachment, levy, or similar process, or assignment by operation of law. Any attempt, voluntary or involuntary, to effect any action specified in the immediately preceding sentence shall, to the full extent permitted by law, be null, void, and of no effect.

      IN WITNESS WHEREOF, Reebok International Ltd. and Executive have each caused this Agreement to be duly executed and delivered as of the date set forth above.

                             REEBOK INTERNATIONAL LTD.


                             By: /s/ PAUL FIREMAN
                                 -------------------------------------
                                 Paul Fireman
                                 Chairman and Chief Executive
                                 Officer


Agreed:

/s/ ROBERT MEERS
----------------------------
Robert Meers